                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                               September 23, 1998
                             ----------------------
                Date of Report (Date of earliest event reported)



                       TRANSACTION NETWORK SERVICES, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                 0-23856        54-1555332
                 -----------              ----------    ---------------
         (State or other jurisdiction    (Commission      (IRS Employer
      of incorporation or organization)    File No.)   Identification No.)



                1939 Roland Clarke Place, Reston, Virginia 20191
          -------------------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (703) 453-8300
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         The undersigned registrant, in order to provide the financial statements required to be included in the Current Report on Form 8-K dated September 23, 1998 in connection with the acquisition of certain assets of AT&T Corp.'s ("AT&T") Transaction Access Service ("TAS"), hereby amends the following items, as set forth in the pages attached hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Reports of Independent Accountants

         Transaction Access Service Statements of Net Assets as of August 31, 1998 and November 30, 1997

         Transaction Access Service Statements of Operations and Changes in Net Assets for the nine month period ended August 31, 1998 and for the twelve month periods ended November 30, 1997 and November 30, 1996 (unaudited)

         Transaction Access Service Statements of Cash Flows for the nine month period ended August 31, 1998 and for the twelve month periods ended November 30, 1997 and November 30, 1996 (unaudited)

         Statement of Revenue for the twelve month period ended
         November 30, 1996

         Transaction Access Service Notes to Financial Statements

(b)      Pro Forma Financial Information.

         Transaction Network Services, Inc. Pro Forma Statements of Operations for the nine months ended September 30, 1998 (unaudited) and for the year ended December 31, 1997 (unaudited)

         Explanatory Notes to Pro Forma Financial Statements

(c)      Exhibits

         23.1 Consent of Independent Public Accountants

                           TRANSACTION ACCESS SERVICE
                   (a fully integrated business of AT&T Corp.)

                              FINANCIAL STATEMENTS

                 As of August 31, 1998 and November 30, 1997 and
                 for the nine month period ended August 31, 1998
                     and for the twelve month periods ended
               November 30, 1997 and November 30, 1996 (unaudited)

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)


                                                                                    Page(s)
                                                                                   ---------

Reports of Independent Accountants                                                    2

Financial Statements:
 Statements of Net Assets as of August 31, 1998 and
   November 30, 1997                                                                  4

Statements of Operations and Changes in Net Assets for the nine month period ended August 31, 1998, and for the twelve month periods ended November 30,
   1997 and November 30, 1996 (unaudited)                                             5

Statements of Cash Flows for the nine month period ended August 31, 1998, and for the twelve month periods ended
   November 30, 1997 and November 30, 1996 (unaudited)                                6

Statement of Revenue for the twelve month period ended
    November 30, 1996                                                                 7

Notes to Financial Statements                                                         8


REPORT OF INDEPENDENT ACCOUNTANTS

To the Management of Transaction Access Service:

We have audited the accompanying statements of net assets of Transaction Access Service (the "Company") a fully integrated business of AT&T Corp. ("AT&T"), as of August 31, 1998 and November 30, 1997 and the related statements of operations and changes in net assets and cash flows for the nine month period ended August 31, 1998, and for the twelve month period ended November 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transaction Access Service at August 31, 1998 and November 30, 1997 and the results of its operations and its cash flows for the nine month period ended August 31, 1998, and the twelve month period ended November 30, 1997 in conformity with generally accepted accounting principles.

The Company is a fully integrated business of AT&T; consequently, as indicated in Note 2, these financial statements have been derived from the consolidated financial statements and accounting records of AT&T, and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on AT&T and its other businesses for provisioning of telecommunications services, administrative, management and other services. The financial position, results of operations and cash flows of the Company could differ from those that would have resulted had the Company operated autonomously or as an entity independent from AT&T.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP
New York, New York
November 23, 1998

REPORT OF INDEPENDENT ACCOUNTANTS



To the Management of Transaction Access Service:


We have audited the accompanying schedule of revenue of Transaction Access Service (the "Company"), a fully integrated business of AT&T Corp. ("AT&T"), for the twelve month period ended November 30, 1996. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule of revenue is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule of revenue. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the schedule of revenue referred to above presents fairly, in all material respects, the revenue of Transaction Access Service for the twelve month period ended November 30, 1996, in conformity with generally accepted accounting principles.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP
New York, New York
November 23, 1998

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Statements of Net Assets
as of August 31, 1998 and November 30, 1997
(dollars in thousands)


                                                           August 31,   November 30,
                                                             1998           1997
                                                           ----------- ------------
ASSETS
Current assets:
 Accounts receivable (net of allowances
  of $589, $595, respectively) .......................      $11,463      $ 7,008
 Prepaid expenses ....................................          151           69

Non-current assets:
 Property, plant and equipment, net ..................       15,892       18,578
                                                            -------      -------
Total assets .........................................       27,506       25,655

LIABILITIES
Current liabilities:
 Accrued expenses ....................................           13            3
 Payroll and benefit liabilities .....................          763          869
 Property tax liability ..............................          131          153
                                                            -------      -------
Total liabilities ....................................          907        1,025
                                                            -------      -------
Net assets ...........................................      $26,599      $24,630
                                                            -------      -------
                                                            -------      -------


  The accompanying notes are an integral part of these financials statements.

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Statements of Operations and Changes in Net Assets for the nine month period ended August 31, 1998, and for the twelve month periods ended November 30, 1997 and November 30, 1996
(dollars in thousands)


                                                                       (Unaudited)
                                             August 31,  November 30,  November 30,
                                               1998         1997         1996
                                           ------------  -----------  -----------

Revenues ................................    $ 43,795     $ 48,190     $ 37,489

Cost of Services:
 Network operations .....................      32,978       36,640       31,700
 Network maintenance ....................       2,933        3,538        2,762
                                             --------     --------     --------
                                             $ 35,911     $ 40,178     $ 34,462
Selling, General and Administrative:
 Depreciation and amortization ..........    $  2,979     $  1,892     $  1,130
 Provision for uncollectibles ...........        --             26          383
 Product management .....................         288          418          405
 Sales and sales support ................       3,485        3,566        3,843
 Research and development ...............       3,036        4,036        4,755
 Corporate overhead .....................       2,069        2,436        2,251
                                             --------     --------     --------
                                             $ 11,857     $ 12,374     $ 12,767

Total operating expenses ................      47,768       52,552       47,229
                                             --------     --------     --------
Operating loss ..........................    $ (3,973)    $ (4,362)    $ (9,740)
Interest expense ........................       1,203        1,514        1,064
                                             --------     --------     --------
Net loss ................................    $ (5,176)    $ (5,876)    $(10,804)

Net advances from AT&T ..................       7,145       10,758       19,186
Net assets, beginning of year ...........      24,630       19,748       11,366
                                             --------     --------     --------
Net assets, end of year .................    $ 26,599     $ 24,630     $ 19,748
                                             --------     --------     --------
                                             --------     --------     --------

  The accompanying notes are an integral part of these financials statements.

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Statements of Cash Flows
for the nine month period ended August 31, 1998, and for the twelve month periods ended November 30, 1997 and November 30, 1996
(dollars in thousands)


                                                                                 (Unaudited)
                                                   August 31,     November 30,  November 30,
                                                      1998           1997           1996
                                                  -----------   ------------   -------------
OPERATING ACTIVITIES
Cash flows from operating activities:
 Net loss ...................................      $ (5,176)      $ (5,876)      $(10,804)
Adjustments to reconcile net loss to net
 cash used in operating activities:
  Depreciation and amortization .............         2,979          1,892          1,130
  Provision for uncollectibles ..............          --               26            383
  Changes in operating assets and liabilities:
   (Increase)/decrease in accounts receivable        (4,454)           123         (3,404)
   (Increase) in prepaid expenses ...........           (82)           (37)           (32)
   Increase/(decrease) in accrued liabilities ..        (96)           (26)           483
   Increase (decrease) in property tax liability        (22)            41             49
                                                   --------       --------       --------
    Net cash used in operating activities ...      $ (6,851)      $ (3,857)      $(12,195)
INVESTING ACTIVITIES

Additions to property, plant and equipment ..          (294)        (6,901)        (6,991)
                                                   --------       --------       --------
    Net cash used in investing activities          $   (294)      $ (6,901)      $ (6,991)
                                                   --------       --------       --------
FINANCING ACTIVITIES

Advances from AT&T Corp. ....................         7,145         10,758         19,186
                                                   --------       --------       --------
    Net cash provided by financing
     activities .............................      $  7,145       $ 10,758       $ 19,186
                                                   --------       --------       --------
    Net change in cash ......................      $   --         $   --         $   --
                                                   --------       --------       --------
                                                   --------       --------       --------

  The accompanying notes are an integral part of these financials statements.

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Schedule of Revenue
for the twelve month period ended November 30, 1996
(dollars in thousands)


                                                                                   November 30,
                                                                                       1996
                                                                                   ------------
Revenues                                                                              $ 37,489













  The accompanying notes are an integral part of these financials statements.

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Notes To The Financial Statements
(dollars in thousands)

1.       Organization and Description of Business:

         Transaction Access Service ("TAS" or the "Company") is a fully integrated business of AT&T Corp. ("AT&T").

         As an integrated business of AT&T, the Company relies on AT&T and other AT&T affiliates to provide administration, management and other services including, but not limited to, management information systems, telecommunication services, accounting and financial reporting, treasury, cash management, human resources, employee benefit administration, payroll, legal, tax planning and compliance and other support. The Company receives cost allocations from AT&T and AT&T affiliates for these services (see Note 2). However, these costs may not be indicative of costs that would have been incurred had the Company operated autonomously or as an entity independent of AT&T.

         The Company is a data telecommunications services company that provides flexible and reliable solutions for short transaction applications. Typically the nature of the services provided on this network might be retail point of sale ("POS"), health care, electronic benefits and other short transaction applications. The targeted markets for TAS are those customers with applications requiring a cost efficient method of delivering high call volume transactions in a highly competitive market. Depending upon the day and the month, the volume of some applications will increase significantly. Applications such as retail POS have seasonal variations in their call volumes.

         TAS uses AT&T's 800 service which offers nationwide toll-free access. Through the use of a special integrated access system, TAS provides fast terminal response. Transactions from the AT&T 800 network are terminated at TAS nodes located at various AT&T central offices across the country. The transactions are then transported via AT&T's X.25 packet network and delivered to the customer's host(s) over a common
         X.25 access line. TAS provides customers the ability and flexibility to use a single switched network to support access to multiple hosts and multiple applications. TAS supports message transactions that share the network and host connection. TAS simplifies host operations by eliminating the need for multiple host lines and multiple modems.

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Notes To The Financial Statements (Continued)
(dollars in thousands)


2.        Basis of Presentation and Significant Accounting Policies:


          Basis of Presentation

          As an integrated business of AT&T, the Company does not prepare separate financial statements in accordance with Generally Accepted Accounting Principles ("GAAP") in the normal course of operations. Accordingly, the accompanying financial statements have been derived by extracting the assets, liabilities, revenues and expenses of the Company from the consolidated assets, liabilities, revenue and expenses from the accounting records of AT&T. The accompanying financial statements reflects assets, liabilities, revenue and expenses directly attributable to the Company as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows of the Company on a stand-alone basis. Although management is unable to estimate the actual costs that would have been incurred if the services performed by AT&T and its affiliates had been purchased from independent third parties, the allocation methodologies have been described within the respective footnotes, where appropriate, and management considers the allocations to be reasonable. However, the financial position, results of operations and cash flows of the Company may differ from those that may have been achieved had the Company operated autonomously or as an entity independent of AT&T.

          Revenues of $37,489 for the twelve month period ended November 30, 1996 and accounts receivable of $7,825 as of November 30, 1996 were directly attributable to the TAS line of business and seperately identifiable in AT&T's accounting records. However, for all periods prior to January 1, 1997, TAS was organized and marketed by AT&T as a part of a larger service offering and as such, information regarding direct costs associated with the TAS business is not available in the AT&T accounting system.

          Given the fact that the majority of the TAS customers were signed on in late 1996, and the financial effect of those customers was not evident until the twelve months ended November 30, 1997, management believes that the omission of the audited financial statements for 1996 is not material to the reader of the financial statements or to a potential investor.

          All operating expense amounts presented for the twelve month period ended November 30, 1996 are unaudited and reflect management's best estimate of expenses attributable to the TAS line of business based on trended information available from 1997 and 1998. Actual results may have differed from the amounts presented.

          Transaction Service Revenues

          The Company provides card-swiping transactions to 39 customers under contract term agreements, most of which include minimum usage commitments, continuing out to year

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Notes To The Financial Statements (Continued)
(dollars in thousands)



          2003. Revenues are recognized when they become due under the terms of the agreements. Revenue under the TAS agreements is recognized as services are performed.

2.        Basis of Presentation and Significant Accounting Policies (Continued):


          Equipment

          Equipment is stated at historical cost. Depreciation on network equipment has been calculated using a straight-line method with estimated useful lives ranging from 3 to 10 years.

          Upon sale or other disposition of property, plant and equipment, the cost and related accumulated depreciation are removed from the Company's accounts and any gain or loss is recorded in the results of operations.

          Software development in support of the TAS service was capitalized from January 1995 to December 1997, became generally available in and started amortization in January 1998. Amortization was calculated using the straight-line method over an estimated 3-year useful life. Amortization expense for the nine months ended August 31, 1998 was approximately $519.

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the estimated fair value and carrying value of the asset. No such losses have been recognized for any period presented.


          Accounts Receivable and Bad Debts

          Accounts receivable are directly related to the Company and include amounts earned under the TAS service agreements, which generally are billable on a monthly basis. Bad debt reserves have been determined based on the Company's specific experience and historical trends.


         Accrued Expenses

          AT&T does not maintain separate identifiable records for the accounts payable and accrued expenses, for the Company. Accordingly, these financial statements do not specifically reflect such liabilities, if any, however certain direct liabilities specifically identifiable with the company's operations have been reflected in the Statement of Net Assets under the caption Accrued Expenses.

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Notes To The Financial Statements (Continued)
(dollars in thousands)


2.        Basis of Presentation and Significant Accounting Policies (Continued):


         Cost of Services

         Cost of services represents costs allocated from AT&T which relate to the Company's utilization of AT&T Business Services products and services such as Accunet Packet Switch Services, Private Line and Megacom 800 Services. These costs represent the approximate cost that would be incurred by AT&T to service the ultimate customer of the TAS business.


         Operating Expenses

         Operating expenses represent an allocation of AT&T's operating expenses and include payroll and other expenses relating to marketing and sales, research and development, network operations as well as common support costs, such as treasury, cash management, accounting, financial management, legal, public relations, information systems, human resources, employee benefits, taxes and support services. Also, included are charges for office space which the Company shares with AT&T. Payroll costs have been allocated to the Company based on the ratio that the average number of employees of the Company bears to the average total employees of a larger business unit within which TAS resides. Corporate overhead has been allocated to the Company based on the ratio that the total operating expenses of TAS (before allocated overhead) bears to the total operating expenses of the AT&T Business Services within which TAS resides. In the opinion of management, the methods used to allocate the costs and the resulting costs allocated to the Company are reasonable.


         Income taxes

         The Company's results are included in Federal and State tax returns of AT&T and its affiliates. The Company has provided for income taxes utilizing a statutory rate as if it were a separate taxpayer utilizing the federal and state statutory tax rates.


         Cash Flows

         The Company does not maintain separate cash accounts and all cash receipts and disbursements are made through AT&T's cash management system. For purposes of the statement of cash flows, all transactions between the Company and AT&T have been accounted for as having been settled in cash at the time the transaction was recorded by the Company.

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Notes To The Financial Statements (Continued)
(dollars in thousands)


         Use of Estimates

         The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant assumptions and estimates relate to the allocation of certain operating and overhead expenses, the allocation of depreciation expense and the allowance for bad debts. Actual results could differ from those estimates.



3.        Equipment:

         Equipment consists primarily of network and other access equipment. The historical cost basis of this equipment was $24,408, $24,115 and the accumulated depreciation was $8,516 and $5,537 as of August 31, 1998 and November 30, 1997, respectively. Depreciation expense was $2,979 and $1,892 for the nine months ended August 31, 1998 and for the twelve months ended November 30, 1997, respectively.



4.        Net Assets:

         Because the Company is a fully integrated business, AT&T's accounting records do not distinguish its investment in the Company between debt and permanent capital. In addition, AT&T, in the normal course of operations, does not allocate any portion of its consolidated third party debt and directly related interest cost to the Company and no portion of AT&T's debt is directly related to the operations of the Company.

         The financing costs included in these financial statements have been calculated by applying a blended interest rate based on interest rates applicable to companies in this industry to the average advances received from AT&T in each period.

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Notes To The Financial Statements (Continued)
(dollars in thousands)



         The average intercompany balance and related weighted average interest rates were as follows for each of the periods presented:



                                                                                                        Average
                                                                                   Average              Assigned
                                                                                 Intercompany           Interest
                                                                                   Balance                Rate
                                                                              ------------------    ------------------

           Nine months ended August 31, 1998                                        25,615               6.27%
           Twelve months ended November 30, 1997                                    22,189               6.83%


         Interest cost reflected in these financial statements was approximately $1,203 and $1,514 for the nine months ended August 31, 1998 and the twelve month period ended November 30, 1997, respectively.

         The intercompany balance has been classified as net assets in these financial statements as there is no debt instrument and no defined repayment period.

5.       Income Taxes:

         The Company has calculated the tax provision utilizing a statutory tax rate as if it were a stand-alone company.

         The Company has incurred operating losses and currently pays no income taxes and, accordingly, no provision or benefit for income taxes has been recorded in the financial statements.

         The income tax benefit at the United States federal statutory rate and blended state tax rate on the Company's operating loss, for all periods presented, has been eliminated by an increase in the valuation allowance for deferred tax assets and operating losses not recognized

         At August 31, 1998, the Company had net operating loss carryforwards available for income tax purposes of approximately $11,560 which begin to expire in 2017.

TRANSACTION ACCESS SERVICE
(a fully integrated business of AT&T Corp.)

Notes To The Financial Statements (Continued)
(dollars in thousands)


5.       Income Taxes (Continued):

         Deferred tax assets (liabilities) at August 31, 1998 and November 30, 1997 are as follows:



                                                                           August 31,  November 30,
                                                                              1998         1997
                                                                           ----------  -----------

           Deferred tax assets:
               Allowance for bad debts                                          236            256

               Net operating loss carryforwards                               4,624          2,354
                                                                          ---------        -------

           Total deferred tax assets                                          4,860          2,610

           Deferred tax liabilities:
               Equipment basis differences                                     (128)          (850)
                                                                          ---------       --------

           Subtotal                                                           4,732          1,760

           Less:  Valuation allowance                                        (4,732)        (1,760)
                                                                          ---------       --------

           Net deferred taxes                                                  --            --
                                                                          ---------      --------
                                                                          ---------      --------



6.        Employee Benefit Plans:

         The Company participates in various employee benefit plans, including pension, savings, post-retirement and post-employment plans, which are sponsored by AT&T. Detailed information concerning costs or the funded status of the plan is not available for the Company but is included as part of the expenses allocated by AT&T as described in Note 2. The specific charges allocated to the Company and the Company's obligations under these plans are not separately determinable.



7.        Subsequent Events:

         On September 10, 1998, AT&T sold the Company to Transaction Network Services, Inc., for $64,325. The buyer purchased all of the TAS customer contracts, certain network assets and a covenant not to compete. In addition, TNS entered into a telecommunications service agreement with AT&T. TNS has confirmed that they have committed the appropriate funding to ensure the continuity of the TAS operations effectively through to, at a minimum, the year 2000.

FORWARD LOOKING STATEMENTS

         Certain information included in this document may be deemed to be "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward looking statements. Such statements are characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions. These statements are based on assumptions and assessments made by the Company's management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. These forward looking statements are subject to a number of risks and uncertainties, including but not limited to continuation of the Company's relationships with its customers and vendors including customers acquired in the TAS acquisition, the Company's ability to integrate acquired businesses and purchased assets into its operations and realize planned synergies, the extent to which acquired businesses and assets are able to meet the Company's expectations and operate profitably, technological and customer related issues associated with the migration of acquired businesses to the Company's network, the impact of future revisions to the cost of the Company's network services under the Telecommunications Act of 1996, the impact of the agreement with AT&T for providing transitional communication and other transitional services during the transition of the TAS customers to the Company's network under the Transition Services Agreement, discussed below, competition, technological change, the ability to develop new services, dependence on proprietary rights, dependence on key employees, changes in government regulation, the impact of the Year 2000 issue, seasonality and fluctuations in quarterly results. In addition, the Company is subject to risks and uncertainties that affect the technology sector generally including, but not limited to, economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices. Any such forward looking statements are not guarantees of future performances and actual results, developments and business decisions may differ from those envisaged by such forward looking statements. The Company disclaims any duty to update any forward looking statements, all of which are expressly qualified by the foregoing.

PRO FORMA FINANCIAL STATEMENTS

AT&T Corp.'s Transaction Access Service
         On September 10, 1998, the Company acquired from AT&T Corp. ("AT&T") the right to provide services under certain customer service contracts relating to AT&T's Transaction Access Service ("TAS") as well as certain equipment used by AT&T in furnishing this service under an Asset Purchase Agreement. The consideration paid for these assets after arm's-length negotiations was approximately $64.3 million in cash. The source of the funds used to acquire these assets was a $75 million revolving credit facility (the "Revolver") obtained in connection with this transaction. The Revolver provides for unsecured LIBOR or base rate borrowings at the Company's option. A margin is added to the applicable LIBOR or base rate based upon the Company's ratio of total debt to annualized operating cash flow, as defined in the Revolver. The interest rate at September 30, 1998 was 6.34% (LIBOR plus 75 basis points).

         In connection with this transaction, the Company also entered into a communication services agreement with AT&T (the "Communication Services Agreement") under which the Company agreed to purchase a minimum of $10 million in communications services per year from AT&T during the two-year period beginning February 1, 1999. The transaction also included a limited non-competition agreement and a customer referral arrangement with AT&T. Under the referral arrangement the Company has agreed to compensate AT&T based upon future revenues generated by referrals of sales prospects to the Company by AT&T. The Company and AT&T also entered into a settlement agreement whereby the Company agreed to dismiss with prejudice its complaint filed against AT&T with the Federal Communications Commission.

         Under the Asset Purchase Agreement, the Company entered into an arrangement where the Company purchases transitional communication services and other transitional services (including network operation, engineering support and billing services) from AT&T (the "Transition Services Agreement"), until the TAS customers are migrated from the TAS network to the Company's network. The pricing included in the Transition Services Agreement will determine the Company's cost per transaction until the associated TAS transactions are migrated from the TAS network and onto the Company's network. These transitional communication services rates and the rates for other transitional services increase at periods specified in the Asset Purchase Agreement. The communication rates for the transitional communication services included in the Transition Services Agreement are greater than the rates the Company separately negotiated with AT&T under the Communication Services Agreement and the rates incurred when utilizing the Company's own network. The Company believes that it will experience a cost of network services above historical levels while these transactions remain on the TAS network and the Company continues to incur communication costs at these transitional rates. The Company expects to transition all of the TAS customers to its network no later than the second quarter of 1999. Once a TAS customer is transitioned off of the TAS network and onto the Company's network, the cost per transaction for this TAS contract will be determined by the communication rates included in the Communication Services Agreement with AT&T, the Company's service agreements with other vendors, and the costs associated with the Company's own network, depending upon which network is utilized to carry the associated transactions. The ultimate impact of the transitional rates for communications and other services is dependent upon many factors including the Company's ability to successfully transition the TAS customers from the TAS network to its network facilities, capacity on the Company's network, customer cooperation, seasonal issues primarily associated with the holiday season including a customer's potential resistance to migrating traffic during this period, successful testing of certain transaction protocols not previously carried by the Company's network, and the ability of AT&T to connect the Company's network equipment to AT&T's network on a timely basis.

         The TAS acquisition is being accounted for as a purchase. Amounts allocated to intangible assets (including customer contracts, a non-compete agreement, and goodwill) in the purchase accounting are being amortized on a straight-line basis over periods ranging from 3 to 20 years. The purchase price allocations have been completed on a preliminary basis and are subject to adjustment, should new or additional facts about the business become known.

         The following unaudited pro forma financial statements give effect to the TAS acquisition for consideration of $64.3 million in cash. The unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial position actually would have been had the acquisition occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and do not reflect the costs which the Company believes will be incurred to service the acquired business. In connection with the transaction, the Company did not acquire AT&T employees or facilities. Accordingly, the acquired business will be serviced by the Company's existing and future facilities and employees. The accompanying pro forma adjustments do not include adjustments related to additional facilities, network expansion or additional employees and related costs which may be required to service the acquired business. The pro forma adjustments also do not include material transitional costs that the Company will incur while the TAS customers remain on the TAS network. These costs include a communication rate under the Transition Services Agreement which is greater than the rate the Company separately negotiated with AT&T under the Communication Services Agreement and the rate incurred when utilizing the Company's own network.

         The pro forma statements of operations assume that the acquisition was made as of January 1, 1997 for the statement of operations for the year ended December 31, 1997 and as of January 1, 1998 for the statement of operations for the nine months ended September 30, 1998. The accompanying pro forma information combines the TAS operating results for the twelve month ended November 30, 1997 with the Company's operating results for calendar 1997 and, the TAS operating results for the nine month period ended August 31, 1998 with the Company's operating results for the nine month period ended September 30, 1998. The impact of the TAS acquisition was reflected in the Company's Form 10-Q for the period ended September 30, 1998 previously filed, and as a result, a pro forma balance sheet is not include herein.

In the opinion of management the adjustments that have been made are necessary to present fairly the unaudited pro forma financial statements.

               TRANSACTION NETWORK SERVICES, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (in thousands)

                                                          TNS           TAS        Adjustments          Pro Forma
                                                ------------------------------------------------------------------
Revenues                                                 $64,092      $43,795        ($3,536) (A)        $104,351
Cost of network services                                  37,049       35,911         (2,904) (A)          61,914
                                                                                      (8,142) (B)
                                                ------------------------------                    ----------------
Gross profit                                              27,043        7,884                              42,437
                                                ------------------------------                    ----------------
Other operating expenses:
       Engineering & development                           3,538        3,036           (116) (A)           3,422
                                                                                      (3,036) (C)
       Selling, general & administrative                   8,337        5,842         (5,842) (C)           8,337
       Depreciation & amortization                         6,915        2,979          3,402  (D)          10,317
                                                                                      (2,979) (E)
                                                ------------------------------                    ----------------
              Total other operating expenses              18,790       11,857                              22,076
                                                ------------------------------                    ----------------
Income (loss) from operations                              8,253       (3,973)                             20,361
Interest income (expense)                                    910       (1,203)        (1,363) (F)          (1,656)
                                                ------------------------------                    ----------------
Income before provision for income taxes                   9,163       (5,176)                             18,705
Provision for income taxes                                 3,597                       3,698  (G)           7,295
Other                                                        279                                              279
                                                ------------------------------                    ----------------
Net income (loss)                                         $5,845      ($5,176)                            $11,689
                                                ------------------------------                    ----------------
                                                ------------------------------                    ----------------
Diluted earnings per common share                          $0.44                                            $0.88
Basic earnings per common share                            $0.46                                            $0.93
Shares used in per share computations:
       Diluted earnings per common share                  13,253                                           13,253
       Basic earnings per common share                    12,576                                           12,576


                  EXPLANATORY NOTES TO PRO FORMA FINANCIAL STATEMENTS
                  --------------------------------------------------------------
             (A) Represents the elimination of results for the period from September 10, 1998 to September 30, 1998 recorded by TNS after the September 10, 1998 acquisition date
             (B) Represents the adjustment required to adjust the TAS communication costs to the rate TNS contracted with AT&T under the Communication Services Agreement
             (C)  Represents the elimination of AT&T costs allocated to TAS
             (D) Represents amortization of intangible and other assets acquired
                  The purchase price and estimated useful lives (in years) were allocated on a preliminary basis as follows:

                  Description                        Amount      Useful Life
                  -----------                       -------      -----------
                  Covenant not to Compete           $ 2,500            3
                  Customer Contracts                 10,500           10
                  Equipment                             580            5
                  Goodwill                           50,745           20
                                                  ---------
                  Total                            $ 64,325
                                                  ---------
                                                  ---------

             (E) Represents the elimination of depreciation expense associated with the TAS network
             (F) Represents interest expense associated with borrowings to finance the acquisition, $64.325 million net of $5.0 million repaid, at the interest rate at the borrowing date at acquisition of 6.34% and the elimination of interest expense allocated by AT&T to TAS
             (G) Represents an adjustment to reflect the appropriate effective tax rate

               TRANSACTION NETWORK SERVICES, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (in thousands)

                                                           TNS           TAS          Adjustments        Pro Forma
                                                    ------------------------------------------------------------------
Revenues                                                  $63,344       $48,190                              $111,534
Cost of network services                                   35,322        40,178          (9,580) (A)           65,920
                                                    ----------------------------                     -----------------
Gross profit                                               28,022         8,012                                45,614
                                                    ----------------------------                     -----------------
Other operating expenses:
    Engineering & development                               3,431         4,036          (4,036) (B)            3,431
    Selling, general & administrative                       7,941         6,446          (6,446) (B)            7,941
    Depreciation & amortization                             6,363         1,892           4,537  (C)           10,900
                                                                                         (1,892) (D)
                                                    ----------------------------                     -----------------
           Total other operating expenses                  17,735        12,374                                22,272
                                                    ----------------------------                     -----------------
Income (loss) from operations                              10,287        (4,362)                               23,342
Interest income (expense)                                   1,939        (1,514)         (2,247) (E)           (1,822)
                                                    ----------------------------                     -----------------
Income before provision for income taxes                   12,226        (5,876)                               21,520
Provision for income taxes                                  4,840                         3,682  (F)            8,522
                                                    ----------------------------                     -----------------
Net income (loss)                                          $7,386       ($5,876)                              $12,998
                                                    ----------------------------                     -----------------
                                                    ----------------------------                     -----------------
Diluted earnings per common share                           $0.59                                               $1.03
Basic earnings per common share                             $0.60                                               $1.06
Shares used in per share computations:
    Diluted earnings per common share                      12,619                                              12,619
    Basic earnings per common share                        12,255                                              12,255

             EXPLANATORY NOTES TO PRO FORMA FINANCIAL STATEMENTS
             -------------------------------------------------------------------
        (A) Represents the adjustment required to adjust the TAS communication costs to the rate TNS contracted with AT&T under the Communication Services Agreement
        (B)  Represents the elimination of AT&T costs allocated to TAS
        (C)  Represents amortization of intangible and other assets acquired
             The purchase price and estimated useful lives (in years) were allocated on a preliminary basis as follows:

             Description                               Amount      Useful Life
             -----------                               ------      -----------
             Covenant not to Compete                    $ 2,500          3
             Customer Contracts                          10,500         10
             Equipment                                      580          5
             Goodwill                                    50,745         20
                                                      ---------
             Total                                     $ 64,325
                                                      ---------
                                                      ---------

        (D) Represents the elimination of depreciation expense associated with the TAS network
        (E) Represents interest expense associated with borrowings to finance the acquisition, $64.325 million net of $5.0 million repaid, at the interest rate at the borrowing date at acquisition of 6.34% and the elimination of interest expense allocated by AT&T to TAS
        (F) Represents an adjustment to reflect the appropriate effective tax rate

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRANSACTION NETWORK SERVICES, INC.

Dated:  November 23, 1998           By:   /s/ Thaddeus G. Weed
                                          -------------------------
                                          Thaddeus G. Weed
                                          Chief Financial Officer and Treasurer